Exhibit 99.1

NEWS RELEASE

Contact:	Jim Sheehan SeaChange PR 1-978-897-0100 x3064 jim.sheehan@schange.com	Martha Schaefer SeaChange IR 1-978-897-0100 x3030 martha.schaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES

FIRST QUARTER FISCAL 2010 RESULTS

•	Seventh consecutive quarter of Company profitability
•	Continued VOD server revenue strength in North America
•	Strengthened balance sheet with $5 million increase in cash and investments

ACTON, Mass. (June 4, 2009) – SeaChange International, Inc. (NASDAQ: SEAC) a leading provider of software and hardware solutions for video-on-demand (VOD) television, announced financial results for its fiscal 2010 first quarter ended April 30, 2009. Total revenues for the quarter were $48.9 million, which was $3.5 million or 8% higher than total revenues of $45.4 million for the first quarter of fiscal 2009. Net income for the first quarter was $1.0 million, or $0.03 per share, compared with $0.3 million, or $0.01 per share, for the same period last year.

The Company ended the first quarter of fiscal 2010 with cash, cash equivalents and marketable securities of $90.7 million and no debt compared with $85.8 million and no debt at the end of the fourth quarter of fiscal 2009. Net income and non-cash expenses for depreciation, amortization and stock compensation of $4.1 million, combined with $4.4 million of improved working capital performance, were partially offset by $2.4 million of capital expenditures. In addition, the Company repurchased 298,000 shares of its common stock during the quarter at a cost of $1.7 million under its previously disclosed stock buyback program.

On an operating segment basis, total revenues in the first quarter from the Company’s Software segment were $30.6 million, which was $0.6 million higher than Software segment revenues in the first quarter of last year. Year-over-year revenue growth in the Software segment was driven by increased Comcast VOD software subscription revenue as well as higher VOD maintenance, installation and professional services revenue.

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SeaChange Q1 FY10 Earnings/Page 2

The Servers and Storage segment generated $14.1 million of revenue for the first quarter of fiscal 2010, which was $2.7 million or 24% higher than comparable revenue for the first quarter of fiscal 2009. The increase in Servers and Storage revenue between years was principally due to significantly higher shipments of VOD servers to our largest North American telecommunications customer as well as increased VOD server shipments to several North American cable television providers. Segment revenue for this year’s first quarter also benefited from increased VOD server maintenance and installation revenue.

Media Services segment revenue for this year’s first quarter of $4.2 million was $0.2 million higher than the first quarter of last year. Excluding the impact of currency exchange rate differences between years, Media Services revenue grew 44% in the first quarter of fiscal 2010 compared to last year’s first quarter due mainly to multi-year content services contracts secured from customers in Greece and Turkey as well as the inclusion of revenue from the Company’s acquisition of Mobix Interactive in the fourth quarter of last year.

“We are pleased with our financial performance in the first quarter which marked our seventh consecutive quarter of profitability for the Company,” noted Bill Styslinger, Chairman and CEO of SeaChange International. “We cemented our strong competitive position with our largest and growing telecommunications customer on the heels of signing a multi-year VOD and Advertising purchase agreement early in the first quarter, which produced substantial VOD server and software order strength throughout.”

Styslinger commented, “We were also encouraged by the margin strength within the quarter as we exceeded 50% gross margins for the fourth time in the last five quarters. In addition, we continued to emphasize cost containment with operating expenses in the first quarter essentially flat with last year’s fourth quarter.”

“Two multi-year contracts with Virgin Media were extended during the first quarter,” noted Styslinger. “Our middleware contract, derived from our Liberate Technologies asset acquisition in 2005, was extended through January of 2011 while our Media Services VOD content processing agreement was extended through December of 2011. These contract extensions combined with our favorable competitive position with the largest deployers of VOD in North America substantiate the faith these customers have in SeaChange and our ability to deliver solutions to meet their growing video processing needs.”

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SeaChange Q1 FY10 Earnings/Page 3

Commenting on guidance for the remainder of fiscal 2010, Styslinger remarked, “We continue to see a challenging near-term capital expenditure environment for many of our customers, particularly in the Broadcast and Advertising Insertion sectors. With that, we continue to believe that revenues for the first half of fiscal 2010 will be comparable to revenues generated in the first half of last year. Also we are cautiously optimistic that second half revenues for fiscal 2010 will be higher than first half revenues based on domestic VOD software upgrade opportunities, additional Media Services VOD content processing contracts, and increased professional services and maintenance revenue. In addition, we expect to be profitable for the second quarter.”

SeaChange will host its first quarter fiscal 2010 conference call today at 5:00 p.m. EDT. The live broadcast can be accessed at http://www.schange.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

About SeaChange International

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. Its powerful server and software systems enable television operators to provide new On Demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster® technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Acton, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

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SeaChange Q1 FY 10 Earnings/Page 4

Safe Harbor Provision Any statements contained in this document that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; current economic and market conditions that make forecasting difficult; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s products; the Company’s ability to manage its growth; the risks associated with international sales, including risks associated with changes in foreign currency exchange rates; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result in any future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to obtain licenses or distribution rights for third-party technology at acceptable prices; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the performance of companies in which the Company has made equity investments, including Casa Systems and On Demand Deutschland GmBH & Co. KG; the ability of the Company to integrate businesses acquired by the Company; future acquisitions or joint ventures that are unsuccessful; impairment of the Company’s goodwill or intangible assets; risks in the Company’s investments that adversely effect the value or liquidity of the investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; any weaknesses over internal controls over financial reporting; any additional tax liabilities that the Company may be subject to; system errors, failures or disruptions; and volatility of the Company’s stock price. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 14, 2009. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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*SeaChange and MediaCluster are registered trademarks of SeaChange International, Inc.

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SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	April 30, 2009	January 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,860	$62,458
Restricted cash	1,472	1,431
Marketable securities	8,954	9,447
Accounts receivable, net	47,626	46,108
Inventories, net	17,730	17,251
Prepaid expenses and other current assets	4,718	4,119

Total current assets	147,360	140,814
Property and equipment, net	37,266	35,217
Marketable securities, long-term	13,403	12,415
Investments in affiliates	13,043	13,043
Intangible assets, net	4,106	4,621
Goodwill	28,633	27,422
Other assets	512	451

Total assets	$244,323	$233,983

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,765	$11,951
Other accrued expenses	9,638	11,111
Customer deposits	9,339	1,966
Deferred revenues	25,533	26,237

Total current liabilities	58,275	51,265
Deferred revenue, long-term	9,122	6,737
Distribution and losses in excess of investment	1,785	1,745
Deferred tax liabilities and income taxes payable	2,072	2,000

Total liabilities	71,254	61,747

Stockholders’ equity:
Common stock	318	318
Additional paid-in capital	207,172	206,411
Accumulated deficit	(17,775)	(18,773)
Accumulated other comprehensive loss	(8,937)	(9,731)
Treasury stock	(7,709)	(5,989)

Total stockholders’ equity	173,069	172,236

Total liabilities and stockholders’ equity	$244,323	$233,983

SeaChange International, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	Three Months Ended
	April 30, 2009	April 30, 2008
	(unaudited)	(unaudited)
Revenues	$48,876	$45,384
Cost of revenues	23,858	22,622

Gross profit	25,018	22,762

Operating expenses:
Research and development	12,104	10,476
Selling and marketing	6,264	6,423
General and administrative	4,867	5,285
Amortization of intangibles	479	396

	23,714	22,580

Income from operations	1,304	182
Interest and other income, net	135	869

Income before income taxes and equity loss in earnings of affiliates	1,439	1,051
Income tax provision	(244)	(425)
Equity loss in earnings of affiliates	(197)	(283)

Net income	$998	$343

Net income per share:
Basic	$0.03	$0.01

Diluted	$0.03	$0.01

Weighted average common shares outstanding:
Basic	30,847	30,477
Diluted	31,220	30,817

SeaChange International, Inc.

Condensed Consolidated Operating Segments

(in thousands)

	Three Months Ended
	April 30, 2009	April 30, 2008
	(unaudited)	(unaudited)
Software
Revenue:
Products	$16,285	$19,153
Services	14,333	10,910

Total revenue	30,618	30,063
Gross profit	17,730	16,496
Operating expenses:
Research and development	9,478	8,187
Selling and marketing	3,678	3,720
Amortization of intangibles	385	364

	13,541	12,271

Income from operations	$4,189	$4,225

Servers and Storage
Revenue:
Products	$10,085	$7,841
Services	3,968	3,466

Total revenue	14,053	11,307
Gross profit	6,898	5,599
Operating expenses:
Research and development	2,626	2,289
Selling and marketing	2,586	2,673

	5,212	4,962

Income from operations	$1,686	$637

Media Services
Service revenue	$4,205	$4,014
Gross profit	390	667
Operating expenses:
Selling and marketing	—	30
General and administrative	819	815
Amortization of intangibles	94	32

	913	877

Loss from operations	$(523)	$(210)

Unallocated Corporate
Operating expenses:
General and administrative	$4,048	$4,470

Total unallocated corporate expenses	$4,048	$4,470

Consolidated income from operations	$1,304	$182